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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements of Manhattan Associates, Inc. listed below of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

1. Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-68968);

2. Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-45802);

3. Registration Statement on Form S-8 pertaining to the Manhattan Associates, LLC Option Plan, Manhattan Associates, Inc. Stock Incentive Plan and Other Stock Options (File No. 333-60635);

4. Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. Stock Incentive Plan (File No. 333-105913).

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 15, 2004